UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CURIS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 17, 2026
NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Curis, Inc. (the “Special Meeting”) will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2026SM on March 17, 2026 at 11:00 a.m. Eastern Time for the purpose of considering and voting upon the following matters:
1.    To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 73,343,750 to 288,757,150 and the number of authorized shares of our common stock from 68,343,750 to 283,757,150;
2.    To approve, in accordance with Nasdaq Listing Rules 5635(c) and (d), the issuance of shares of our common stock upon the conversion of our Series B Preferred Stock and upon the exercise of our Series A Warrants, Series B Warrants and Series C Warrants (or, in certain circumstances, upon the exercise of Pre-Funded Warrants);
3.     To approve our 2026 Incentive Plan; and
4.    To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the adoption and approval of Proposal 1, Proposal 2 and/or Proposal 3.
The board of directors has fixed the close of business on February 5, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. The Special Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. Your vote is very important to us. Whether or not you plan to attend the Special Meeting online, it is important for your shares to be represented and voted.
A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about February 19, 2026 and sent by e-mail to our stockholders who have opted for such means of delivery on or about February 19, 2026.
If you are a stockholder of record, you may vote in one of the following ways:

1.You may submit a proxy to vote over the Internet. If you have Internet access, you may submit a proxy to vote from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Submit a Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.You may submit a proxy to vote by telephone. You may submit a proxy to vote by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit a Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.You may submit a proxy to vote by mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.You may vote your shares online while virtually attending the Special Meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.
If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow to submit a proxy to vote your shares.
You may revoke your proxy at any time before the Special Meeting by following the procedures described in the proxy statement. Further information about how to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting is included in the accompanying proxy statement. All stockholders are cordially invited to attend the Special Meeting.
By Order of the Board of Directors,
James E. Dentzer
President and Chief Executive Officer
Lexington, Massachusetts
February 19, 2026
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO SUBMIT YOUR PROXY TO VOTE YOUR SHARES BY SUBMITTING YOUR PROXY OVER THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	1

DESCRIPTION OF THE JANUARY 2026 PIPE FINANCING	7

PROPOSAL 1 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK	12

PROPOSAL 2 — APPROVAL, IN ACCORDANCE WITH NASDAQ LISTING RULES 5635(C) AND (D), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON THE CONVERSION OF OUR SERIES B PREFERRED STOCK AND UPON THE EXERCISE OF OUR SERIES A WARRANTS, SERIES B WARRANTS AND SERIES C WARRANTS (OR, IN CERTAIN CIRCUMSTANCES, OUR PRE-FUNDED WARRANTS)	15

PROPOSAL 3 — APPROVAL OF OUR 2026 INCENTIVE PLAN	19

PROPOSAL 4 — ADJOURNMENT PROPOSAL	38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	44

OTHER MATTERS	45

APPENDIX A – Certificate of Amendment of Restated Certificate of Incorporation	A-1

APPENDIX B – 2026 Incentive Plan	B-1

CURIS, INC.
128 Spring Street, Building C – Suite 500
Lexington, Massachusetts 02421
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 17, 2026
This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the Special Meeting of Stockholders (“Special Meeting”) to be held virtually on March 17, 2026 at 11:00 a.m. Eastern Time and at any adjournments thereof. The Special Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2026SM.
Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and its subsidiaries. We include our website address (www.curis.com) in this proxy statement only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on March 17, 2026:

The proxy statement is available at www.proxyvote.com.
We will mail, or send by e-mail to our stockholders who have opted for such means of delivery, the Notice of Special Meeting, this proxy statement and a proxy card, to our stockholders on or about February 19, 2026.
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
How will the Special Meeting be held?
The Special Meeting will be conducted as a live virtual meeting of stockholders online via webcast. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. The webcast will start at 11:00 a.m., Eastern Time, on March 17, 2026. You will need the control number included on your proxy card or voting instruction form in order to be able to enter the Special Meeting online. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2026SM. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
Online check-in will begin at 10:45 a.m., Eastern Time, on March 17, 2026, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/CRIS2026SM on the meeting date. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2026SM in advance of the meeting. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
What is the purpose of the special meeting?
At the Special Meeting, stockholders will consider and vote on the following matters:
1.    To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), to increase the number of authorized shares of our capital stock from 73,343,750 to 288,757,150 and the number of authorized shares of our common stock from 68,343,750 to 283,757,150 (the “Authorized Shares Proposal”);
2.    To approve, in accordance with Nasdaq Listing Rules 5635(c) and (d), the issuance of shares of our common stock upon the conversion of our Series B Preferred Stock and upon the exercise of our Series A Warrants, Series B Warrants and Series C Warrants (or, in certain circumstances, upon the exercise of Pre-Funded Warrants) (the “Preferred Stock Conversion and Warrant Exercise Proposal”);
3.     To approve our 2026 Incentive Plan (the “2026 Plan Proposal”); and
4.    To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1, Proposal 2 and/or Proposal 3 (the “Adjournment Proposal”).
Who can vote at the Special Meeting?
To be entitled to vote on the above matters, you must have been a stockholder of record at the close of business on February 5, 2026, the record date for the Special Meeting. The number of shares entitled to vote at the meeting is 13,734,939 shares of our common stock, which is the number of shares that were outstanding on the record date.
How many votes do I have?
Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.
Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and submit your proxy to vote. Choose the method of proxy submission that is easiest and most convenient for you and please submit your proxy to vote as soon as possible.
How do I vote?
Stockholder of record: Shares registered in your name.
If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you have the right to grant your proxy or to vote at the Special Meeting and you can submit a proxy to vote or vote (as applicable) in any one of the following ways:

1.    Over the Internet. If you have Internet access, you may submit a proxy to vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or the Notice or the “Submit Your Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.    By telephone. You may submit a proxy to vote your shares by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit Your Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.    By mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return and sign the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.    Online while virtually attending the special meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2026SM. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.
Submitting a proxy to vote over the Internet or by telephone must be completed by 11:59 p.m. Eastern Time on March 16, 2026.
Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then you may submit voting instructions or vote your shares in any one of the following ways:
1.     Over the Internet or by Telephone. You will receive instructions from your bank, brokerage firm or other nominee if they permit you to submit voting instructions over the Internet or by telephone. You should follow those instructions.
2.     By Mail. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can submit voting instructions by mail. You should follow those instructions.

3.    Online While Virtually Attending the Special Meeting. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares online during the Special Meeting. You will need your control number included on your voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2026SM.

Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy to vote over the Internet or by telephone, return your proxy by mail or vote online at the Special Meeting.
If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Of the matters to be voted on at the Special Meeting, we expect that the only proposals on which brokers will have discretionary voting authority are the Authorized Shares Proposal (Proposal 1) and the Adjournment Proposal (Proposal 4). Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicate on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.
Can I change my vote after I have mailed my proxy card?
Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by doing any one of the following things:
•    signing and returning another proxy card with a later date;
•    giving our corporate secretary written notice before the Special Meeting that you want to revoke your proxy; or
•    voting online while virtually attending the Special Meeting.
Your virtual attendance at the Special Meeting alone will not revoke your proxy. Any mailed revocation sent to Curis must include the stockholder’s name and must be received by the day prior to the Special Meeting to be effective.
If you submit a proxy to vote your shares over the Internet or by telephone prior to the Special Meeting, only your latest Internet or telephonic proxy submitted prior to the Special Meeting will be counted at the Special Meeting.
If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding and entitled to vote at the meeting, or 4,578,313 shares.
Shares of our common stock represented in person or by proxy (including broker non-votes and shares that are represented in person or by proxy but abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. Shares present virtually during the Special Meeting will be considered shares of common stock represented in person at the Special Meeting.
If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

What vote is required for each item?
Proposal 1 – Adoption and Approval of the Authorized Shares Proposal. The affirmative vote of a majority of the votes cast will be required for the adoption and approval of Proposal 1. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 1. To the extent that there are any broker non-votes, a broker non-vote will have no effect on the outcome of Proposal 1. If you ABSTAIN from voting on Proposal 1, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 1
Proposal 2 – Approval of the Preferred Stock Conversion and Warrant Exercise Proposal. The affirmative vote of a majority of the votes cast will be required for the approval of Proposal 2. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal and will be treated as broker non-votes. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. “Broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 2.
Proposal 3 – Approval of the 2026 Plan Proposal. The affirmative vote of a majority of the votes cast will be required for the approval of Proposal 3. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST the proposal and will be treated as broker non-votes. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. “Broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 3.
Proposal 4 – Approval of the Adjournment Proposal. The affirmative vote of a majority of the votes cast will be required for the approval of Proposal 4. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 4. To the extent that there are any broker non-votes, a broker non-vote will have no effect on the outcome of Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 4.
How will votes be counted?
Each share of common stock will be counted as one vote, whether voted by you online during the Special Meeting or submitted by proxy.
Who will count the votes?
Broadridge Financial Solutions, Inc. will count, tabulate and certify the votes.
How do I submit a question at the Special Meeting?
If you wish to submit a question, on the day of the Special Meeting, beginning at 10:45 a.m., Eastern Time on March 17, 2026, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/

CRIS2026SM, click the Q&A button, type your question into the “Submit a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2026SM in advance of the Special Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the Special Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:
FOR the approval of the Authorized Shares Proposal (Proposal 1);
FOR the approval of the Preferred Stock Conversion and Warrant Exercise Proposal (Proposal 2);
FOR the approval of the 2026 Plan Proposal (Proposal 3); and
FOR the approval of the Adjournment Proposal (Proposal 4).
Will any other business be conducted at the Special Meeting or will other matters be voted on?
No, under Section 3.5 of our Amended and Restated By-Laws, the business to be transacted at any special meeting of the company’s stockholders is limited to the matters stated in the notice of the meeting.
Where can I find the voting results?
We are required to report the voting results from the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the date of the Special Meeting.
Who bears the costs of soliciting proxies?
We will bear the costs of soliciting proxies. We have engaged Kingsdale Shareholder Services US LLC (“Kingsdale Advisors”), an independent proxy solicitation firm, to provide strategic advisory services and to solicit proxies on our behalf in connection with the Special Meeting. Kingsdale Advisors may solicit proxies personally, electronically or by telephone. We have agreed to pay Kingsdale Advisors a fee of approximately $15,000, plus costs and expenses, for these services. We have also agreed to indemnify Kingsdale Advisors and its employees against certain liabilities arising from or in connection with the engagement. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone at 1-866-581-0510 (toll free) or 1-917-765-1432 (call or text outside North America) or by email at contactus@kingsdaleadvisors.com. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Whom should I contact if I have any questions?
If you have any questions about the Special Meeting or your ownership of our common stock, please contact our secretary at the address or telephone number listed above.

DESCRIPTION OF THE JANUARY 2026 PIPE FINANCING
Securities Purchase Agreement
On January 7, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which we agreed to issue and sell an aggregate of (i) 20,195 shares of our Series B convertible non-redeemable preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase 26,926,675 shares of our common stock, par value $0.01 per share (the “Common Stock”) (or, in certain circumstances, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iii) Series B warrants (the “Series B Warrants”) to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants) and (iv) Series C warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants) (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”) to the Purchasers in a private placement (the “PIPE Financing”). Each share of Series B Preferred Stock was sold together with a Series A Warrant to purchase 1,333.33 shares of our Common Stock, a Series B Warrant to purchase 1,333.33 shares of our Common Stock and a Series C Warrant to purchase 1,333.33 shares of our Common Stock (collectively, a “Security”). The Securities were sold at a purchase price of $1,000.00 per Security to the Purchasers, which included our Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Development Officer (collectively, the “Executive Officers”) and a member of the Board of Directors. The Warrants each have an exercise price of $0.75 per share (the “Exercise Price”). The PIPE Financing closed on January 8, 2026 (the “Closing Date”).
The PIPE Financing resulted in initial gross proceeds of approximately $20.2 million and could result in up to an additional $60.6 million in gross proceeds, subject to the satisfaction of specified conditions and assuming the exercise of all the Warrants, in each case before placement agent fees and offering expenses. We intend to use the initial net proceeds from the PIPE Financing, together with our existing cash and cash equivalents, for research and development, general corporate expenses, and working capital needs.
Description of Series B Preferred Stock
Subject to the terms and limitations contained in the Certificate of Designations, Preferences and Rights of Series B Convertible Non-Redeemable Preferred Stock (the “Certificate of Designations”), the Series B Preferred Stock issued in the PIPE Financing will not become convertible into Common Stock without stockholder approval of Proposal 1 and Proposal 2. Effective as of 5:00 p.m. Eastern Time on the third business day after the date of the stockholder approval and subject to us filing an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware evidencing the approval of Proposal 1 (the “Certificate of Amendment Filing”), each outstanding share of Series B Preferred Stock will automatically convert into approximately 1,333 shares of our Common Stock (the “Automatic Conversion”), subject to the terms of the Certificate of Designations and subject to the applicable Beneficial Ownership Limitations (as defined below). The “Beneficial Ownership Limitations” prohibit the conversion of shares of Series B Preferred Stock into Common Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, a Purchaser would beneficially own more than a percentage specified by each such Purchaser (initially, 4.99%, 9.99% or 19.99%) of the total number of shares of our Common Stock outstanding immediately after giving effect to such conversion. Instead, with respect to any shares of Series B Preferred Stock that are not converted in the Automatic Conversion (the “Unconverted Preferred”), we will issue such Purchaser a Pre-Funded Warrant exercisable for the number of shares of our

Common Stock equal to the Common Stock issuable upon conversion of the Unconverted Preferred (the “Excess Shares”), subject to the terms and conditions of the Pre-Funded Warrant.
Shares of Series B Preferred Stock will generally have no voting rights, except as required by applicable law and except that the consent of holders of a majority of the outstanding shares of Series B Preferred Stock will be required to (i) alter, repeal or change the powers, preferences or rights of the Series B Preferred Stock or alter or amend the Certificate of Designations so as to adversely affect the Series B Preferred Stock, (ii) supplement, amend, restate, repeal, or waive any provision of our Restated Certificate of Incorporation or Bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to our Restated Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (iii) increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.
Shares of Series B Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as dividends actually paid on shares of Common Stock. The Series B Preferred Stock shall rank: senior to any class or series of our capital stock created after the Filing Date specifically ranking by its terms junior to the Series B Preferred Stock (“Junior Securities”); on parity with all of the Common Stock and any other class or series of our capital stock of created after the Filing Date specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and junior to any class or series of our capital stock created after the Filing Date specifically ranking by its terms senior to the Series B Preferred Stock (“Senior Securities”); in each case, as to distributions of assets upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily (each, a “Dissolution”).
In the event of a Dissolution, subject to any prior or superior rights of the holders of Senior Securities, holders of the Series B Preferred Stock will be entitled to receive, before any distributions to the holders of Junior Securities and pari passu with any distributions to the holders of Parity Securities, an amount per share of Series B Preferred Stock equal to the greater of (i) the $1,000.00, plus any dividends declared but unpaid on such share of Series B Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion, including the Beneficial Ownership Limitation) immediately prior to such Dissolution. For the avoidance of any doubt, neither a change in control of the company, the merger or consolidation of the company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of our assets shall, in and of itself, be deemed to constitute a Dissolution.
Warrants
The Series A Warrants will be exercisable following receipt of Stockholder Approval and the Certificate of Amendment Filing and will terminate on January 8, 2031.
The Series B Warrants will be exercisable following the receipt of Stockholder Approval and the Certificate of Amendment Filing (each as defined in the Series B Warrant) and will terminate upon the 30th calendar day following date on which we publicly announce that the fifth patient has been dosed in our Phase 2 clinical trial of emavusertib in combination with an approved Bruton Tyrosine Kinase Inhibitor in chronic lymphocytic leukemia (the “Initial Termination Date”). If the closing sale price of our Common Stock at the Initial Termination Date is below the Exercise Price of the Series B Warrant, such Exercise Price will be reset to the closing sale price of our Common Stock on the Initial Termination Date (provided that the Exercise Price will not be reduced to less than 50% of the initial Exercise Price) and the Initial Termination Date will be extended an additional 30 days.
The Series C Warrants will be exercisable following the receipt of Stockholder Approval and the Certificate of Amendment Filing (each as defined in the Series C Warrant) and will terminate on July 8, 2027.
If, at the time a holder exercises its Warrants, a registration statement registering the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended, is not then effective or available for the resale of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Purchaser may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants. No fractional shares will be issued upon the exercise of the Warrants. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.
Under the terms of the Warrants, we may not effect the exercise of any Warrant, and the Purchasers will not have the right to exercise any portion of any Warrant if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the Purchaser (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the Purchaser at the date of issuance, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the Purchaser’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the Purchaser at the date of issuance. To the extent that specified beneficial ownership limitations described above restrict the exercise of the Series A Warrants, the Series B Warrants and/or the Series C Warrants, a Purchaser may choose, in lieu of receiving our Common Stock upon exercise of such Warrants, to receive a Pre-Funded Warrant to purchase an identical number of shares of our Common Stock it would have received upon the exercise of its Series A Warrants, Series B Warrants and/or Series C Warrants, except that the applicable Exercise Price of the applicable Warrant will instead be the Exercise Price less $0.01 per share, and the resulting issued Pre-Funded Warrant will have an exercise price of $0.01 per share. Each Pre-Funded Warrant that may be issued in accordance with the Certificate of Designations and the Warrants will be exercisable immediately upon issuance and continuing through and including the date the Pre-Funded Warrant is exercised in full.
In certain circumstances, upon a fundamental transaction (as described in the Warrants and Pre-Funded Warrants, as applicable, and generally including any reclassification, reorganization or recapitalization of our Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of our assets, the consolidation or merger of us with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Common Stock and in connection with such transaction our Common Stock is converted into or exchanged for other securities, cash or property), the holders of Warrants (and any Pre-Funded Warrants) will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Notwithstanding anything to contrary, upon certain fundamental transactions, the holders of the Series A Warrants and Series C Warrants (and any Pre-Funded Warrants) will have the right to require us or a successor entity to repurchase such Series A Warrants and Series C Warrants (or Pre-Funded Warrants) at their value determined using a Black Scholes option pricing formula; provided that if (i) the fundamental transaction is not approved by our Board of Directors, and therefore not within our control, and (ii) the alternate consideration payable to holders of our Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of such warrants will only be entitled to receive from us or the successor entity the same type or form of consideration (and in the same proportion), determined based on the value of such warrant value using a Black Scholes option pricing formula, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.
There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
Registration Rights Agreement
On January 7, 2026, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we agreed to register for resale the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”) and the shares of our Common Stock issuable upon conversion of the Warrants (the “Warrant Shares, and together with the Conversion Shares, the “Registrable Securities”). Under the Registration Rights Agreement, we agreed to file a registration statement covering the resale by the Purchasers of their Registrable Securities no later than 45 days following the Closing Date (the “Filing Deadline”). We agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act. We are responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.
In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) following receipt of the Stockholder Approval, the registration statement is not declared effective prior to the earliest of (a) five business days after the date on which we are notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 90th day following the closing of the PIPE Financing, if the SEC staff determines not to review the registration statement, or (c) the 120th day following the closing of the PIPE Financing, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then we have agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Purchaser in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

We granted the Purchasers customary indemnification rights under the Registration Rights Agreement. The Purchasers have also granted us customary indemnification rights under the Registration Rights Agreement.
Interest of Executive Officers and a Board Member in Matters to be Acted Upon
James Dentzer is our Chief Executive Officer. Pursuant to the Purchase Agreement, Mr. Dentzer purchased (i) 100 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 133,333 shares of Common Stock, (iii) Series B Warrants to purchase up to 133,333 shares of Common Stock, and (iv) Series C Warrants to purchase up to 133,333 shares of Common Stock, for an aggregate purchase price of $100,000 in the PIPE Financing. Mr. Dentzer is also party to the Registration Rights Agreement. Mr. Dentzer’s purchase of the Securities was made at a price less than the “market value,” which is defined in the Nasdaq listing rules as the consolidated closing bid price per share immediately preceding the entering into of the binding agreement to issue the applicable securities (the “Market Value”).
Ahmed Hamdy, MBBCH is our Chief Medical Officer. Pursuant to the Purchase Agreement, Dr. Hamdy purchased (i) 50 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 66,667 shares of Common Stock, (iii) Series B Warrants to purchase up to 66,667 shares of Common Stock, and (iv) Series C Warrants to purchase up to 66,667 shares of Common Stock, for an aggregate purchase price of $50,000 in the PIPE Financing. Dr. Hamdy is also party to the Registration Rights Agreement. Dr. Hamdy’s purchase of the Securities was made at a price less than the Market Value.
Jonathan Zung, Ph.D. is our Chief Development Officer. Pursuant to the Purchase Agreement, Dr. Zung purchased (i) 50 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 66,667 shares of Common Stock, (iii) Series B Warrants to purchase up to 66,667 shares of Common Stock, and (iv) Series C Warrants to purchase up to 66,667 shares of Common Stock, for an aggregate purchase price of $50,000 in the PIPE Financing. Dr. Zung is also party to the Registration Rights Agreement. Dr. Zung’s purchase of the Securities was made at a price less than the Market Value.
Diantha Duvall is our Chief Financial Officer. Pursuant to the Purchase Agreement, Ms. Duvall purchased (i) 50 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 66,666 shares of Common Stock, (iii) Series B Warrants to purchase up to 66,666 shares of Common Stock, and (iv) Series C Warrants to purchase up to 66,666 shares of Common Stock, for an aggregate purchase price of $50,000 in the PIPE Financing. Ms. Duvall is also party to the Registration Rights Agreement. Ms. Duvall’s purchase of the Securities was made at a price less than the Market Value.
Marc Rubin, M.D. is member of our Board of Directors. Pursuant to the Purchase Agreement, Dr. Rubin purchased (i) 20 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 26,667 shares of Common Stock, (iii) Series B Warrants to purchase up to 26,667 shares of Common Stock, and (iv) Series C Warrants to purchase up to 26,667 shares of Common Stock, for an aggregate purchase price of $20,000 in the PIPE Financing. Dr. Rubin is also party to the Registration Rights Agreement. Dr. Rubin’s purchase of the Securities was made at a price less than the Market Value.

PROPOSAL 1 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
On February 5, 2026, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 73,343,750 to 288,757,150 and the number of authorized shares of our Common Stock from 68,343,750 to 283,757,150. Our Restated Certificate of Incorporation authorized 73,343,750 shares of capital stock, consisting of 68,343,750 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. The proposed amendment would not increase or otherwise affect our authorized preferred stock. Our Common Stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional shares of capital stock, consisting of shares of Common Stock to be authorized by adoption of the amendment, would have rights identical to our currently outstanding Common Stock.
A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. If our stockholders adopt and approve the Authorized Shares Proposal (this Proposal 1), subject to the discretion of the board, we will file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.
Reasons for the Proposed Amendment
Our board of directors continues to believe that it is in the best interests of our company and our stockholders to increase the number of authorized shares of our Common Stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of Common Stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.
We anticipate that we may issue additional shares of Common Stock in the future in connection with one or more of the following:
•the conversion of the Series B Preferred Stock issued pursuant to the PIPE Financing (if Proposals 1 and 2 are approved by the stockholders);
•warrant exercises, including the Series A Warrants, Series B Warrants and Series C Warrants issued pursuant to the PIPE Financing (if Proposals 1 and 2 are approved by the stockholders);
•warrant exercises, including pre-funded warrants and Common Stock warrants issued pursuant to our July 2025 private placement (the “July 2025 Private Placement”);
•warrant exercises, including the pre-funded warrants and Common Stock warrants issued pursuant to our March 2025 private placement (the “March 2025 Private Placement”);
•warrant exercises of the Common Stock warrants issued pursuant to our October 2024 private placement (the “October 2024 Private Placement”);
•financing transactions, such as public or private offerings of Common Stock or convertible securities, including under our amended and restated sales agreement (the “2024 ATM

Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and JonesTrading Institutional Services LLC (“JonesTrading”);
•partnerships, collaborations and other similar transactions;
•our equity incentive plans;
•strategic investments or acquisitions of other businesses or assets; and
•other corporate purposes that have not yet been identified.
We currently have no specific plans, arrangements or understandings to issue additional shares of Common Stock, except for the issuance of Common Stock upon conversion or exercise of the Series B Preferred Stock and Warrants issued in the PIPE Financing (if Proposals 1 and 2 are approved at the Special Meeting); warrant exercises pursuant to the July 2025 Private Placement, the March 2025 Private Placement, and the October 2024 Private Placement; our equity incentive plans; inducement grant awards or exercise and vesting of our outstanding options and restricted stock unit awards; and any potential issuances under the 2024 ATM Agreement as described below. However, the availability of additional shares of Common Stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise. At the Special Meeting, we are also seeking stockholder approval, in accordance with Nasdaq Listing Rules 5635(c) and 5635(d), of the issuance of shares of our Common Stock upon the conversion of the Series B Preferred Stock and upon exercise of the Warrants issued in the PIPE Financing (see Proposal 2).
On February 8, 2024, we entered into the 2024 ATM Agreement with Cantor and JonesTrading, pursuant to which we may sell from time to time up to $100,000,000 of shares of our Common Stock through an “at the market offering” program under which Cantor and JonesTrading will act as sales agents. We may choose to sell shares of our Common Stock pursuant to the 2024 ATM Agreement in the future.
As of January 15, 2026, 13,692,853 shares of Common Stock and 20,195 shares of Series B Preferred Stock were issued and outstanding. As of January 15, 2026, there were options to purchase an aggregate of 2,425,047 shares of Common Stock outstanding granted under our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended and as inducement awards; 257,400 shares underlying restricted stock units granted under our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended; and 357,814 shares of Common Stock are reserved for issuance under our Amended and Restated 2010 Employee Stock Purchase Plan, as amended. As of January 15, 2026, up to 2,054,215 shares of Common Stock were reserved for issuance upon exercise of outstanding pre-funded warrants and up to 13,792,217 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants. In addition, upon approval of Proposal 1 and Proposal 2, we will reserve 26,926,675 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock and up to 80,780,025 shares of Common Stock for issuance upon exercise of the Warrants.
Possible Effects of the Proposed Amendment
If the amendment to our Restated Certificate of Incorporation is adopted and approved, the additional authorized shares of Common Stock would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Capital Market on which our common stock is listed. The additional shares of authorized Common Stock would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. Holders of our Common Stock have no preemptive rights.
The issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a takeover of the company, and the amendment to our Restated Certificate of Incorporation has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of Common Stock be used as a type of anti-takeover device.
The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Common Stock or limit our ability to raise additional capital. Stockholders should recognize that if this amendment is adopted, approved and filed with the Secretary of State of the State of Delaware, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.
If this Proposal 1 is not approved by our stockholders, then pursuant to the terms of the Purchase Agreement, we are required to cause an additional stockholder meeting to be held every 180 days thereafter for the purpose of obtaining approval of Proposal 1. The Series B Preferred Stock is not convertible, and the Warrants are not exercisable, until we obtain the approval by our stockholders of this Proposal 1 and Proposal 2. The process of continuing to hold stockholder meetings to obtain the stockholder approval would cause us to incur significant legal expenses and would divert our management’s attention from the operation of our business. Additionally, the Purchase Agreement prohibits us from selling or issuing shares of our Common Stock or securities convertible or exchangeable into Common Stock, subject to certain exceptions, until the later of (i) obtaining stockholder approval for Proposals 1 and 2 and (ii) the trading day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, which would effectively prevent us (subject to certain exceptions) from raising additional capital to fund our operations through the issuance of our equity. If this were to occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 73,343,750 TO 288,757,150 AND THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 68,343,750 TO 283,757,150 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2 —APPROVAL, IN ACCORDANCE WITH NASDAQ LISTING RULES 5635(C) AND (D), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON THE CONVERSION OF OUR SERIES B PREFERRED STOCK AND THE EXERCISE OF OUR SERIES A WARRANTS, SERIES B WARRANTS AND SERIES C WARRANTS (OR, IN CERTAIN CIRCUMSTANCES, OUR PRE-FUNDED WARRANTS)
Overview

As described above in the section titled “Description of the January 2026 PIPE Financing,” on January 7, 2026, we entered into a Purchase Agreement with the Purchasers pursuant to which we agreed to issue and sell an aggregate of (i) 20,195 shares of its Series B Preferred Stock, (ii) Series A Warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants), (iii) Series B Warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants) and (iv) Series C Warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants). Each share of Series B Preferred Stock was sold together with a Series A Warrant to purchase 1,333.33 shares of our Common Stock, a Series B Warrant to purchase 1,333.33 shares of our Common Stock and a Series C Warrant to purchase 1,333.33 shares of our Common Stock. The Securities were sold at a purchase price of $1,000.00 per Security to the Purchasers, which included our Executive Officers and a member of the Board of Directors. The Warrants each have an Exercise Price of $0.75 per share. Assuming approval of Proposal 2 and subject to certain Beneficial Ownership Limitations set by each holder, an aggregate of up to 26,926,675 shares of our Common Stock are issuable upon conversion of the Series B Preferred Stock and an aggregate of up to 80,780,025 shares of our Common Stock are issuable upon exercise of the Warrants.
The following Executive Officers and a member of the Board of Directors were some of the Purchasers in the PIPE Financing.
Mr. Dentzer, our Chief Executive Officer, purchased (i) 100 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 133,333 shares of Common Stock, (iii) Series B Warrants to purchase up to 133,333 shares of Common Stock, and (iv) Series C Warrants to purchase up to 133,333 shares of Common Stock, for an aggregate purchase price of $100,000.
Dr. Hamdy, our Chief Medical Officer, purchased (i) 50 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 66,667 shares of Common Stock, (iii) Series B Warrants to purchase up to 66,667 shares of Common Stock, and (iv) Series C Warrants to purchase up to 66,667 shares of Common Stock, for an aggregate purchase price of $50,000.
Dr. Zung, our Chief Development Officer, purchased (i) 50 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 66,667 shares of Common Stock, (iii) Series B Warrants to purchase up to 66,667 shares of Common Stock, and (iv) Series C Warrants to purchase up to 66,667 shares of Common Stock, for an aggregate purchase price of $50,000.
Ms. Duvall, our Chief Financial Officer, purchased (i) 50 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 66,666 shares of Common Stock, (iii) Series B Warrants to purchase up to 66,666 shares of Common Stock, and (iv) Series C Warrants to purchase up to 66,666 shares of Common Stock, for an aggregate purchase price of $50,000.

Dr. Rubin, a member of our Board of Directors, purchased (i) 20 shares of Series B Preferred Stock, (ii) Series A Warrants to purchase up to 26,667 shares of Common Stock, (iii) Series B Warrants to purchase up to 26,667 shares of Common Stock, and (iv) Series C Warrants to purchase up to 26,667 shares of Common Stock, for an aggregate purchase price of $20,000.
Please see the section titled “Description of January 2026 PIPE Financing” for further descriptions of the PIPE Financing, the Series B Preferred Stock and the Warrants.
Reasons for Stockholder Approval
Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq Minimum Price”), if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
Because the purchase price of the Securities was less than the Nasdaq Minimum Price, the Exercise Price of the Warrants was less than the Nasdaq Minimum Price and the conversion or exercise in full of the Series B Preferred Stock and Warrants, as applicable, would result in the issuance of more than 20% of our outstanding shares of Common Stock, Nasdaq Listing Rule 5635(d) is implicated by the issuance of the Securities. Further, the Series B Warrants provide that if the closing sale price of our Common Stock at the Initial Termination Date is below the Exercise Price of the Series B Warrant, such Exercise Price will be reset to the closing sale price of our Common Stock on the Initial Termination Date (provided that the Exercise Price will not be reduced to less than 50% of the initial Exercise Price) and the Initial Termination Date will be extended an additional 30 days. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d) to permit the issuance of up to 26,926,675 shares of our Common Stock upon conversion of the Series B Preferred Stock and up to 80,780,025 shares of our Common Stock upon exercise of the Warrants.
Pursuant to Nasdaq Listing Rule 5635(c), which deems the issuance of common stock, or securities convertible into or exercisable for common stock, to a Nasdaq-listed company’s officers, directors, employees, or consultants in a transaction (other than a public offering) at a price less than the market value of such stock, calculated as the consolidated closing bid price for such shares on the trading day immediately prior to entry into the binding agreement to issue the securities, as a form of "equity compensation" requiring stockholder approval.
As described above, the Purchase Agreement provided for the issuance of the securities in the PIPE Financing to Mr. Dentzer, Dr. Hamdy, Dr. Zung, Ms. Duvall and Dr. Rubin at a price that is less than the “market value” of our Common Stock and the Exercise Price of the Warrants was also less than the “market value” of our Common Stock. Further, the Series B Warrants also provide that if the closing sale price of our Common Stock at the Initial Termination Date is below the Exercise Price of the Series B Warrant, such Exercise Price will be reset to the closing sale price of our Common Stock on the Initial Termination Date (provided that the Exercise Price will not be reduced to less than 50% of the initial Exercise Price) and the Initial Termination Date will be extended an additional 30 days. Because Nasdaq may deem the issuance of the securities sold to Mr. Dentzer, Dr. Hamdy, Dr. Zung, Ms. Duvall and Dr. Rubin pursuant to the PIPE Financing (including shares of Common Stock issuable upon conversion of exercise of such securities) as equity compensation, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(c) to permit the issuance of the maximum number of shares of Common Stock issuable upon (i) conversion of the Series B Preferred Stock held by Mr. Dentzer, Dr. Hamdy, Dr. Zung, Ms. Duvall and Dr. Rubin and (ii) exercise of the Warrants held by Mr. Dentzer, Dr. Hamdy, Dr. Zung, Ms. Duvall and Dr. Rubin, pursuant to the terms of the Certificate of Designations and the Warrants, as applicable.
Notwithstanding Nasdaq Rule 5635(c), which characterizes the below market offering as equity compensation, we believe that the offering does not constitute equity compensation under applicable accounting rules in view of the same purchase price paid for comparable series of our securities by independent outside investors, as well as the conditional nature of the conversion and exercise rights and the restricted status of the securities.
Effect of the Proposal
In the event that our stockholders approve each of Proposal 1 and Proposal 2 at the Special Meeting and subject to the Certificate of Amendment Filing, each outstanding share of Series B Preferred Stock held by the Purchasers will automatically convert in the Automatic Conversion into approximately 1,333 shares of our Common Stock on the third business day following the Special Meeting, subject to the terms of the Certificate of Designations and subject to the applicable Beneficial Ownership Limitations. The Beneficial Ownership Limitations prohibit the conversion of shares of Series B Preferred Stock into Common Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, a holder would beneficially own more than a percentage specified by each such Purchaser (initially, 4.99%, 9.99% or 19.99%) of the total number of shares of our Common Stock outstanding immediately after giving effect to such conversion. Instead, with respect to any shares of Series B Preferred Stock that are not converted in the Automatic Conversion, we will issue such holder a Pre-Funded Warrant exercisable for the number of shares of our Common Stock equal to the Excess Shares, subject to the terms and conditions of the Pre-Funded Warrant. Further, in the event of stockholder approval of each of Proposal 1 and Proposal 2 at the Special Meeting and subject to the Certificate of Amendment Filing, the Warrants will become exercisable for up to 80,780,025 shares of Common Stock (or, in certain circumstances, Pre-Funded Warrants), subject to the terms and limitations contained in the Warrants
Potential Consequences if Proposal 2 is Not Approved
Our board of directors is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement or the issuance of the Series B Preferred Stock or Warrants, as the PIPE Financing has already been completed and the Series B Preferred Stock and Warrants have already been issued. We are only asking for approval to allow the Series B Preferred Stock to be converted to Common Stock and the Warrants to become exercisable.
If we do not obtain approval of this Proposal 2 at the Special Meeting, the Series B Preferred Stock will not convert to Common Stock and the Warrants will not become exercisable and we will not be able to receive any proceeds from a potential exercise of the Warrants. Assuming all of the Warrants are exercised for cash at the Exercise Price of $0.75 per share, we would receive approximately $60.6 million in gross proceeds before placement agent fees.
If this Proposal 2 is not approved by our stockholders, then pursuant to the terms of the Purchase Agreement, we are required to cause an additional stockholder meeting to be held every 180 days thereafter for the purpose of obtaining approval of Proposal 2. The process of continuing to hold stockholder meetings to obtain the stockholder approval would cause us to incur significant legal expenses and would divert our management’s attention from the operation of our business. Additionally, the Purchase Agreement prohibits us from selling or issuing shares of our Common Stock or securities convertible or exchangeable into Common Stock, subject to certain exceptions, until the later of (i) obtaining stockholder approval of Proposals 1 and 2 and (ii) the trading day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, which would effectively prevent us (subject to certain exceptions) from raising additional capital to fund our operations through the issuance of our equity. If this were to occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all.
Potential Adverse Effects of the Approval of Proposal 2
If this Proposal 2 is approved, existing stockholders will suffer dilution in their ownership interests in the future as a result of the Automatic Conversion and the potential issuance of shares of Common Stock upon exercise of the Warrants. Assuming conversion in full of all shares of Series B Preferred Stock (without regard to the Beneficial Ownership Limitations), an aggregate of 26,926,675 shares of our Common Stock will be issued and the ownership interest of our existing stockholders would be correspondingly reduced. Assuming the exercise in full of the Warrants (without regard to any beneficial ownership limitations), an aggregate of 80,780,025 additional shares of Common Stock will be issued and the ownership interest of our existing stockholders would be correspondingly reduced.
The sale into the public market of these shares of Common Stock could also materially and adversely affect the market price of our common stock.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PREFERRED STOCK CONVERSION AND WARRANT EXERCISE PROPOSAL IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3 — 2026 INCENTIVE PLAN PROPOSAL

Why We Are Requesting Stockholder Approval of the 2026 Incentive Plan
We are asking stockholders to approve the Curis, Inc. 2026 Incentive Plan (the “2026 Plan”). Our Board believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity-based compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent. We and our Board understand that our equity-compensation needs must be balanced against the dilutive effect of such programs on our stockholders. To that end, and based on careful weighing of the considerations, as more fully described below, on February 5, 2026 (the “Board Approval Date”), and subject to stockholder approval, the Board adopted the 2026 Plan.
The 2026 Plan is intended to replace our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended (the “2010 Plan”). We intend to utilize the 2026 Plan as we have utilized the 2010 Plan – specifically, to grant equity awards to our employees, non-employee directors, consultants and advisors in order to retain and award those who are critical to our success. If this proposal is approved by our stockholders, we intend to register the shares reserved for issuance under the 2026 Plan by filing a Registration Statement on Form S-8 as soon as practicable following such approval.
The Board of Directors determined the requested number of shares for our 2026 Plan based on projected new-hire equity awards, annual equity awards to employees and our non-employee directors, employee recognition and promotion awards, and an assessment of the magnitude of the share reserve under the plan that our stockholders would likely find acceptable. If stockholders approve the 2026 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2026 Plan for up to a number of shares of Common Stock equal to the sum of: (i) 6,407,374 shares of Common Stock; (ii) such additional number of shares of Common Stock (up to 3,474,867 shares) as is equal to the number of shares of Common Stock reserved for issuance under the 2010 Plan that remain available for grant under the 2010 Plan as of the date of the Special Meeting and the number of shares of Common Stock subject to awards granted under the 2010 Plan and the number of shares subject to awards granted under the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) (“Inducement Awards”), in each case, that are outstanding as of the date of the Special Meeting and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, and subject to the terms of the 2026 Plan; and (iii) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2027 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2036, equal to the lesser of (i) 5% of the sum of (a) the number of outstanding shares of Common Stock on such date, (b) the number of shares of Common Stock issuable upon conversion of any outstanding shares of convertible preferred stock of the Company (without giving effect to any restrictions or limitations on conversion) on such date, (c) the number of shares of Common Stock issuable upon the exercise of pre-funded warrants (without giving effect to any restrictions or limitations on conversion) issued by the Company as of such date, and (d) the number of shares subject to outstanding awards granted under the 2010 Plan, the Plan or as Inducement Awards as of such date and (ii) an amount determined by the Board. Awards in the form of “incentive stock options” (as described below) may be granted with respect to a maximum of 25,000,000 shares of Common Stock under the 2026 Plan.

The 2026 Plan includes several features that we believe are consistent with protecting the interests of our stockholders and sound corporate governance practices, as described below. If the stockholders approve the 2026 Plan at the Special Meeting, then we will not grant any new awards under the 2010 Plan after the Special Meeting, however, awards outstanding under the 2010 Plan will remain in effect. If stockholders do not approve the 2026 Plan, the 2010 Plan will remain in effect pursuant to its terms and, after the Special Meeting, we may grant awards with respect to the full number of shares of Common Stock that remain available for issuance under the 2010 Plan. However, as described above, the 2010 Plan only has 951,202 shares remaining available for the grant of new awards. We have relied on the ability to grant Inducement Awards to all of our newly hired employees who are eligible under the Nasdaq rules to receive such grants. Because the number of shares available for issuance under the 2026 Plan will be (if the plan is approved by stockholders) carefully calibrated to enable us to make equity grants to our current employees, we expect to continue using Inducement Awards for all of our new hire equity grants.
The following table includes information regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of Common Stock may be issued, including the 2010 Plan and Inducement Awards granted to newly hired employees who are eligible under the Nasdaq rules to receive such awards (but not including our 2010 Employee Stock Purchase Plan, as amended), in each case as of the Board Approval Date (assuming, in each case, the 2026 Plan was approved by our stockholders as of such date):

Number of shares underlying outstanding options as of the Board Approval Date	2,363,765
Weighted average exercise price of outstanding options	$16.56
Weighted average remaining contractual term of outstanding options (years)	7.6
Number of restricted stock units (“RSUs”) as of the Board Approval Date	159,900
Shares available for the grant of new awards under the 2010 Plan as of the Board Approval Date	951,202
Shares requested for approval pursuant to the 2026 Plan	6,407,374
Estimated total number of shares available for the grant of new awards under all equity-based compensation plans as of the Board Approval Date (assuming stockholder approval of the 2026 Plan)	7,358,576
Number of shares of Common Stock outstanding as of the Board Approval Date (1)	42,715,829

(1)Common Stock as of the Board Approval Date includes 13,734,939 shares of outstanding Common Stock, 2,054,215 shares of Common Stock issuable upon exercise of pre-funded warrants and 26,926,675 shares of Common Stock issuable upon conversion of the Series B Preferred Stock (without giving effect to any restrictions or limitations on conversion). Common stock outstanding includes shares issuable upon exercise of pre-funded warrants and the assumed conversion of the Series B Preferred Stock because the shares may be issued for little or no consideration and they are fully vested. The pre-funded warrants are immediately exercisable and the Series B Preferred Stock will automatically convert to Common Stock (or, under certain circumstances, pre-funded warrants) upon shareholder approval of Proposals 1 and 2. Common Stock as of the Board Approval Date does not include the 94,572,242 shares of Common Stock that could be issued upon exercise of the outstanding common stock warrants.
As of the Board Approval Date, there were no outstanding shares of restricted stock, no stock appreciation rights (“SARs”), nor any other stock-based awards.
We expect that the proposed share pool under the 2026 Plan will allow us to continue to grant equity awards (other than to newly hired employees who will generally receive Inducement Awards) at our historic levels, in part due to the evergreen provision, for approximately 10 years, but the actual duration of the share pool may vary based on changes in participation, the Company’s stock price and market trends.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2026 Plan is not approved by our stockholders, we will not be able to make equity incentive awards to meet our retention needs in a highly competitive market, which could have an adverse impact on our business. Further, if the 2026 Plan is not approved, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business needs and objectives. Therefore, the approval of the 2026 Plan is vital to our future success.
For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.
Accordingly, our Board believes approval of the 2026 Plan is in the best interests of Curis and its stockholders and recommends a vote “FOR” the approval of the 2026 Plan.
The remainder of this Proposal 3 includes:
•    Highlights of the 2026 Plan;
•    Reasons Why Stockholders Should Approve the 2026 Plan;
•    Information Regarding Overhang and Dilution; and
•    Description of the 2026 Plan.
Highlights of the 2026 Plan
The 2026 Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the 2026 Plan further below in this proposal as well as in the copy of the proposed 2026 Plan in Appendix B to this Proxy Statement.
Limitations on Vesting. No award shall vest earlier than the first anniversary of its date of grant, unless such award is granted in lieu of salary, bonus or other compensation, with the exception of awards for up to 5% of the shares of stock reserved under the 2026 Plan.
Clawback Policy. In accepting an award under the 2026 Plan, a participant agrees to be bound by any clawback policy that we have in effect or that we adopt in the future.
No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying Common Stock on the date of grant.
No Reload Options or SARs. No options or SARs granted under the 2026 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.
No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2026 Plan may provide for the payment or accrual of dividend equivalents.
Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock,

RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are paid.
Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Exceptions to these limitations may only be made by our Board in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.
Administered by an Independent Committee. The 2026 Plan is administered by the Compensation Committee, as delegated by our Board. The Compensation Committee is made up entirely of independent directors.
Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the 2026 Plan that would (i) materially increase the number of shares authorized (other than as provided under the 2026 Plan), (ii) expand the types of awards that may be granted under the 2026 Plan or (iii) materially expand the class of participants eligible to participate in the 2026 Plan.
Reasons Why Stockholders Should Approve the 2026 Plan
Incentivizes, Retains and Motivates Talent. It is critical to our success that we incentivize, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to our employees.
Aligns Employee Equity Ownership to Market Competitive Levels. We believe that employee equity ownership of Curis is critical. Curis is an early-stage company that continues to require funding to continue operations. Over the past several years that funding has come from primarily equity fundraising. As of February 5, 2026, there were 13,734,939 shares of Common Stock outstanding and 139,811,736 shares of Common Stock outstanding on a fully-diluted basis. The potential dilution from the conversion of Series B Preferred Stock of 26,926,675 shares, pre-funded warrants of 2,054,215 shares, and warrants of 94,572,242 shares is significant. We believe the evergreen provision will allow us to continue to provide equity-based compensation at levels that retain consistent employee equity ownership in relation to shares outstanding.
Aligns with Our Pay-for-Performance Compensation Philosophy. We believe that equity-based compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive lower compensation than intended in respect of RSUs.
Aligns Employee and Director Interests with Stockholder Interests. Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and non-employee directors with the interests of our stockholders. If the 2026 Plan is approved by stockholders, we will be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the 2026 Plan” and more thoroughly below, the 2026 Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance practices.
Information Regarding Overhang and Burn Rate
In developing our share request for the 2026 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.
Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of shares of Common Stock outstanding. As of the Board Approval Date, there were 2,523,665 shares underlying all equity awards outstanding, 951,202 shares available under the 2010 Plan for the grant of future awards, and 42,715,829 shares of Common Stock outstanding (calculated as described above). Accordingly, our overhang at the Board Approval Date was 8.13%. If the 6,407,374 shares proposed to be authorized for grant under the 2026 Plan are included in the calculation, our overhang on the Board Approval Date would have been 23.13%.
Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2025, 2024 and 2023 calendar years as well as an average over those years.

Calendar Year	Awards Granted	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate
	(#)	(#)	(1)
2025	1,539,000	13,164,032	12%
2024	478,920	6,306,284	8%
2023	358,430	5,293,294	7%
Three-Year Average	792,117	8,254,537	10%
(1)    “Gross burn rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of Common Stock outstanding.
Finally, in developing the share request for the 2026 Plan, we considered that, as of the Board Approval Date 100% of our outstanding stock options had an exercise price greater than our stock price on the Board Approval Date and therefore had no intrinsic value. Thus, all of the stock options that we have granted are not in fact currently serving to retain employees, exacerbating our equity compensation needs.
Specifically, 100% of our employees and directors hold options with exercise prices that exceed the fair market value of our stock as of February 5, 2026. In fact, the weighted average exercise price of all of our outstanding stock options is $16.56, with such options having a weighted average remaining term of 7.6 years. Based on these averages, most of our employees feel that these “underwater” options will not have any intrinsic value during their remaining term. The result is that such options have no retentive or incentive value to the employees. With the unprecedented competition for talent in the current marketplace, we need to be able to offer market-competitive equity awards to existing employees through annual equity grants and employee recognition, retention and promotion grants.
Equity Compensation Plan Information
For more information on our equity compensation plans, please see the section titled “Securities Authorized for Issuance Under Equity Compensation Plans” contained elsewhere in this proxy statement.
Description of the 2026 Plan
The following is a brief summary of the 2026 Plan, a copy of which is attached as Appendix B to this Proxy Statement. References to our Board in this summary shall include the Compensation Committee or any similar committee or sub-committee or the Delegated Persons (as defined below) to the extent that the Board’s powers or authority under the 2026 Plan have been delegated to such committee or Delegated Persons, in accordance with the 2026 Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The 2026 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below (collectively, “awards”).
Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the 2026 Plan for up to a number of shares of Common Stock equal to the sum of: (i) 6,407,374 shares of Common Stock; (ii) such additional number of shares of Common Stock (up to 3,474,867 shares) as is equal to the sum of the number of shares of Common Stock reserved for issuance under the Company’s 2010 Plan that remain available for grant as of the date of the Special Meeting and the number of shares subject to awards under the 2010 Plan and the number of shares subject to Inducement Awards, in each case outstanding as of the date of the Special Meeting and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options to any limitations under the Code), provided that, to the extent a share subject to an award granted under the Existing Plan was counted as one share under the Existing Plan and is returned to this Plan, each applicable share reserve will be credited with one share. To the extent that a share subject to an award granted under the Existing Plan was counted as 1.3 shares under the Existing Plan and is returned to this Plan, each applicable share reserve will be credited with 1.3 shares; plus (iii) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2027 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2036, equal to the lesser of (i) 5% of the sum of the number of outstanding shares of Common Stock on such date, the number of shares of Common Stock issuable upon conversion of any outstanding shares of convertible preferred stock of the Company (without giving effect to any restrictions or limitations on conversion) on such date, the number of shares of Common Stock issuable upon the exercise of pre-funded warrants (without giving effect to any restrictions or limitations on conversion) issued by the Company as of such date, and the number of shares subject to awards outstanding under the 2010 Plan, the Plan or as Inducement Awards as of such date and (ii) an amount determined by the Board. Shares of Common Stock issued under the 2026 Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Awards in the form of “incentive stock options” may be granted with respect to a maximum of 25,000,000 shares of Common Stock under the 2026 Plan.

The 2026 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.
For purposes of counting the number of shares available for the grant of awards under the 2026 Plan, all shares of Common Stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2026 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our Common Stock and provide that only one such award may be exercised (“tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2026 Plan.
Shares covered by awards under the 2026 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an award being settled in cash rather than stock) will again be available for the grant of awards under the 2026 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the 2026 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of Common Stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the 2026 Plan. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards under the 2026 Plan.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant awards under the 2026 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2026 Plan. No such substitute awards shall count against the overall share limit contained in the 2026 Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards
Options. A participant who is awarded an option receives the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our Common Stock on the date of grant. If our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our Common Stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2026 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).
The 2026 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by our Board, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of Common Stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option award agreement or approved by our Board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our Board, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2026 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2026 Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. A participant who is awarded a SAR receives, upon exercise, a number of shares of our Common Stock, or cash (or a combination of shares of our Common Stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our Common Stock over the measurement price. The 2026 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of our Common Stock on the date the SAR is granted (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2026 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2026 Plan may provide for the payment or accrual of dividend equivalents.
Repricing. The Board may, without stockholder approval, (1) amend any outstanding option or SAR granted under the 2026 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2026 Plan) and grant in substitution therefor new Awards under the 2026 Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board), and (4) take any other action under the 2026 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company stock is listed or traded (the “Exchange”).
Restricted Stock Awards. A participant who is granted a restricted stock award is entitled to acquire shares of our Common Stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.
Restricted Stock Unit Awards. A participant who is granted an RSU award is entitled to receive shares of our Common Stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our Board. Our Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our Common Stock. Any such dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.
Other Stock-Based Awards. Under the 2026 Plan, our Board may grant other awards of shares of our Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property, having such terms and conditions as our Board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2026 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our Common Stock or in cash, as our Board may determine. The award agreement of an other stock-based award may provide the participant who receives that award of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.
Cash Awards. Under the 2026 Plan, the Board has the right to grant cash-based awards including awards subject to performance conditions.
Performance Conditions. Awards under the 2026 Plan may be made subject to the achievement of performance goals. Our Board may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; (xiii)    achievement of environmental, social, or governance objectives, and/or (xiv) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures will be adjusted to exclude any one or more of: (1) extraordinary items; (2) gains or losses on the dispositions of discontinued operations; (3) the cumulative effects of changes in accounting principles; (4) the write-down of any asset; (5) fluctuation in foreign currency exchange rates; (6) charges for restructuring and rationalization programs; (7) non-cash, mark-to-market adjustments on derivative instruments; (8) amortization of purchased intangibles; (9) the net impact of tax rate changes; (10) non-cash asset impairment charges; and (11) any other factors as the Board may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the Board. The Board will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board may adjust the number of shares payable pursuant to a performance award, and the Board may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.
Adjustments for Changes in Common Stock and Certain Other Events: In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the 2026 Plan and the number of shares and class of securities that can be granted as incentive stock options, (ii) the share counting rules set forth in the 2026 Plan, (iii) the number, and class of securities and exercise price per share of each outstanding option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding restricted stock award (vi) the share and per-share provisions and the purchase price, if any, of each other stock-based award and (vii) the performance goals applicable to an award. In the event we effect a split of our Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding stock option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises a stock option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such stock option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
Reorganization Events: The 2026 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2026 Plan as:
•any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;
•any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction; or
•our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the 2026 Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than restricted stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable award agreement, another agreement between a participant and us, or another Company plan):
•provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•upon written notice to a participant, provide that all unvested awards will be forfeited immediately before the reorganization event and/or all unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice;
•provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event;

•in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof cash, cash equivalents and/or securities of the acquiring or succeeding corporation as may be determined by the Board for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a payment in such form as the Board determines, to participants with respect to each award held by a participant equal in value to (A) the number of shares of Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings in exchange for the termination of such award; provided, that any escrow, holdback, earn-out or similar provisions in the definitive agreement governing the reorganization event may, as determined by the Board, apply to such payment to the same extent and in the same manner as such provisions apply to holders of Common Stock, and, provided further, that if the Acquisition Price does not exceed the exercise price of such award, then the award shall be cancelled without the payment of consideration therefor;
•provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and
•any combination of the foregoing.
Our Board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the 2026 Plan. Our Board, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability of these participants to exercise their awards for the minimum number of days prior to the closing of a reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board determines otherwise, apply to the cash, securities or other property which our Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
Change in Control Events
The 2026 Plan also includes provisions related to the treatment of awards upon the occurrence of a “change in control event,” which means, in summary: the acquisition by a person or a group of 50% or more of our outstanding stock; a change, without approval by the Board, of a majority of the members of our Board; the consummation of a merger, consolidation, reorganization, recapitalization, share exchange, or asset sale, unless our stockholders prior to such event continue to own, in substantially the same proportions as before the transaction, at least 50% of the entity surviving such event and no person or group owns more than 50% of the outstanding stock of the surviving entity following such transaction (unless such ownership already existed prior to the transaction); or our liquidation or dissolution. The complete definition of a “change in control event,” which is included in Section 10(c) of the 2026 Plan, a copy of which is attached as Appendix B to this proxy statement, contains several exceptions from, and qualifications to, what is summarized above.
Effect on Stock Options
Notwithstanding the provisions in the subsection entitled “Reorganization Events” and unless otherwise specified in the applicable option agreement or other agreement, effective immediately prior to a change in control event, all of the outstanding options granted under the 2026 Plan will vest and be exercisable with respect to one-half of the then-unvested shares subject to the option. The remaining one-half of the unvested shares will continue to vest in accordance with the original vesting schedule, except that each tranche of shares scheduled to vest will be for one-half of the original number of shares.
In addition, if on or before the first anniversary of the change in control event, a participant’s employment with the company or the Acquiring Corporation (as defined in the 2026 Plan) is terminated for Good Reason (as defined below) by the participant or is terminated without Cause (as defined below) by the company or the Acquiring Corporation, then such participant’s options will immediately vest in full and be fully exercisable.
Effect on Stock Appreciation Rights or Other Stock-based Awards
The board of directors may specify in an award at the time of a grant the effect of a change in control event on a SAR and other stock-based award.
Effect on Restricted Stock and RSU Awards
Notwithstanding the provisions in the subsection entitled “Reorganization Events” and unless otherwise specified in the applicable restricted stock or RSU award agreement or other agreement, effective immediately prior to a change in control event, a participant’s restricted stock award and RSU awards will vest and be free from conditions or restrictions with respect to one-half of the then-unvested portion thereof. The remaining one-half of the shares subject to such award will continue to vest and become free from conditions and restrictions in accordance with the original vesting schedule, except that each tranche of shares scheduled to vest will be for one-half of the original number of shares subject to such award.
If on or before the first anniversary of the change in control event, a participant’s employment with the company or the Acquiring Corporation is terminated for Good Reason by the participant or is terminated without Cause by the company or the Acquiring Corporation, then such participant’s restricted stock award and RSU awards will immediately vest in full and the restrictions and conditions with respect to such participant’s restricted stock and RSUs will immediately terminate.
Under the 2026 Plan, “Good Reason” means:
•the significant diminution in the participant’s title, authority or responsibilities after a reorganization event or change in control event,
•the material reduction in the participant’s annual base compensation after the reorganization event or change in control event, or

•our relocation of the place of business at which the participant is principally located to a location that is further than 50 miles away from its location immediately prior to the reorganization event or change in control event.
Under the 2026 Plan, “Cause” means participant’s willful failure to perform material responsibilities for us, which the participant does not cure within 30 days of our delivery to the participant of written notice, or the participant’s willful misconduct which affects our business reputation.
Eligibility to Receive Awards
All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2026 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the Common Stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
No Rights as a Stockholder; Clawback
No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an award granted under the 2026 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2026 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
Plan Benefits
As of the Board Approval Date, approximately 51 persons were eligible to receive awards under the 2026 Plan, including 4 NEOs who are current employees, 21 employees (excluding NEOs), 5 non-employee directors, 11 consultants and 10 advisors. The granting of awards under the 2026 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
On the Board Approval Date, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.91.

Administration
The 2026 Plan will be administered by our Board. Our Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2026 Plan that it deems advisable and to construe and interpret the provisions of the 2026 Plan and any award agreements entered into under the 2026 Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2026 Plan or any award. All actions and decisions by our Board with respect to the 2026 Plan and any awards made under the 2026 Plan will be made in our Board’s discretion and will be final and binding on all persons having or claiming any interest in the 2026 Plan or in any award.
Pursuant to the terms of the 2026 Plan, our Board may delegate any or all of its powers under the 2026 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee to administer the 2026 Plan. Awards granted to non-employee directors must be granted and administered by a committee of the Board, all of the members of which are independent directors as defined by Section 5605(a)(2) of the rules of the Nasdaq Stock Market.
Subject to any requirements of applicable law, the Board may, by resolution, delegate to one or more persons (including officers) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant awards (subject to any limitations under the 2026 Plan) to eligible service providers of the Company and to exercise such other powers under the 2026 Plan as the Board may determine, provided that the Board shall fix (i) the maximum number of awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) to be received by the Company for which such awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further that (I) no Delegated Person shall be authorized to grant awards to itself, and (II) no Delegated Person shall be authorized to grant awards to any “executive officer” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).
Subject to applicable limitations contained in the 2026 Plan, the Board, the Compensation Committee, or any other committee or subcommittee or Delegated Person to whom the Board has delegated authority pursuant to the 2026 Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of Common Stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Except as otherwise provided in the 2026 Plan, each award under the 2026 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.
The Board may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

Subject to the preceding sentence, no award under the 2026 Plan shall vest earlier than the first anniversary of its date of grant, unless such award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant; provided, that, such limitation will not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2026 Plan.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2026 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2026 Plan unless arising out of such person’s own fraud or bad faith.
Amendment of Awards. Subject to the terms of the 2026 Plan, our Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2026 Plan or the change is otherwise permitted under the terms of the 2026 Plan in connection with certain corporate events.
Provisions for Foreign Participants
The Board may establish one or more sub-plans under the 2026 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the 2026 Plan containing any limitations on the Board’s discretion under the 2026 Plan and any additional terms and conditions not otherwise inconsistent with the 2026 Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the 2026 Plan, but each supplement will only apply to participants within the affected jurisdiction.
Withholding
The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of Common Stock under an award. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in an award or approved by the Board, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of Common Stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
Amendment or Termination
No award may be granted under the 2026 Plan after March 16, 2036, but awards previously granted may extend beyond that date. Our Board may amend, suspend or terminate the 2026 Plan or any portion of the 2026 Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which we maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our Common Stock is not then listed on any national securities exchange), no amendment of the 2026 Plan materially increasing the number of shares authorized under the plan (other than as provided under the 2026 Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval.
Unless otherwise specified in the amendment, any amendment to the 2026 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2026 Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2026 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2026 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our Common Stock) prior to the receipt of such stockholder approval.
If stockholders do not approve the 2026 Plan, the 2026 Plan will not go into effect, and we will not grant any awards under the 2026 Plan. In this event, the 2010 Plan will remain in effect and the Board will consider whether to adopt alternative arrangements based on its assessment of our needs.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2026 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the stock option grant date and ending three months before the date the participant exercises the stock option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the stock option was granted and more than one year after the stock option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the stock option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of Common Stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Common Stock.
Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 2026 INCENTIVE PLAN IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4 — ADJOURNMENT PROPOSAL
Our board of directors believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Authorized Shares Proposal (Proposal 1), the Preferred Stock Conversion and Warrant Exercise Proposal (Proposal 2) and/or the 2026 Plan Proposal (Proposal 3), it may be in the best interests of the stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to adopt and approve the Authorized Shares Proposal, the Preferred Stock Conversion and Warrant Exercise Proposal and/or the 2026 Plan Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of one or more of the Authorized Shares Proposal, the Preferred Stock Conversion and Warrant Exercise Proposal or the 2026 Plan Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve one or more of the Authorized Shares Proposal, the Preferred Stock Conversion and Warrant Exercise Proposal or the 2026 Plan Proposal, or we have received proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against one or more of the Authorized Shares Proposal, the Preferred Stock Conversion and Warrant Exercise Proposal or the 2026 Plan Proposal, we could adjourn the Special Meeting without a vote on the Authorized Shares Proposal, the Preferred Stock Conversion and Warrant Exercise Proposal and/or the 2026 Plan Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Authorized Shares Proposal, the Preferred Stock Conversion and Warrant Exercise Proposal and/or the 2026 Plan Proposal.
Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE ADJOURNMENT PROPOSAL IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of January 15, 2026, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.
Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days of January 15, 2026 as applicable. Options to purchase shares of our Common Stock that are exercisable within 60 days of January 15, 2026, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.
We have based our calculation of beneficial ownership on 13,692,853 shares of our Common Stock outstanding as of January 15, 2026 and, with respect to the information provided under the heading titled “Full Conversion of Series B Preferred Stock/Exercise of Warrants,” a further 26,926,675 shares of our Common Stock issuable upon the conversion of all shares of Series B Preferred Stock (subject to the limitations set forth in the footnotes to the table for that applicable person). In addition, the information provided under the heading titled “Full Conversion of Series B Preferred Stock/Exercise of Warrants” assumes the exercisability of the Warrants, which are deemed to be beneficially owned by the persons holding these Warrants for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. As described above in the section titled “Description of the January 2026 PIPE Financing,” the Series B Preferred Stock is not convertible, and the Warrants are not exercisable, until we obtain the approval by our stockholders of Proposals 1 and 2.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421.

	No Conversion of Series B Preferred Stock/Exercise of Warrants		Full Conversion of Series B Preferred Stock/Exercise of Warrants
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Bleichroeder LP (1)	1,393,693	9.99%	4,086,253	9.99%
Entities affiliated with Thomas Satterfield (2)	1,417,903	9.99%	4,184,454	9.99%
Armistice Capital (3)	1,287,337	9.40%	2,065,757	4.99%
Directors and Named Executive Officers:
Anne E. Borgman, M.D.	25,516	*	25,516	*
Martyn D. Greenacre	51,405	*	51,405	*
John A. Hohneker, M.D.	30,000	*	30,000	*
Kenneth I. Kaitin, Ph.D.	51,507	*	51,507	*
Marc Rubin, M.D. (4)	50,100	*	156,768	*
James E. Dentzer (5)	425,785	3.02%	959,117	2.34%
Ahmed Hamdy, MBBCH (6)	—	*	266,668	*
Jonathan B. Zung, Ph.D. (7)	75,036	*	341,704	*
Diantha Duvall (8)	110,418	*	377,082	*
All current directors and executive officers as a group (9 persons)	819,767	5.66%	2,259,767	5.42%

*    Less than 1% of the outstanding common stock.
(1)    Entities affiliated with Bleichroeder LP: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of (i) 818,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 2,650 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 2,650 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 2,650 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026 in each case held by 21 April Fund, L.P.; and (ii) 1,848,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 5,981 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 5,981 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 5,981 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by 21 April Fund, Ltd. Excluded from the shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” due to beneficial ownership limitations are: (i) 816,017 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 816,017 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 816,017 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026 in each case held by 21 April Fund, L.P.; and (ii) 1,842,019 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 1,842,019 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 1,842,019 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026 in each case held by 21 April Fund, Ltd. The shares reported under “Full Conversion of Series B

Preferred Stock/Exercise of Warrants” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” which consist of (i) 1,135,662 shares of Common Stock and 258,031 shares of Common Stock issuable upon exercise of outstanding pre-funded warrants. Excluded from the shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” due to existing beneficial ownership limitations are (i) 1,156,934 shares of Common Stock issuable upon exercise of pre-funded warrants, (ii) 1,098,901 shares of Common Stock issuable upon exercise of warrants issued in connection with our July 2025 Private Placement, which warrants we refer to as the July 2025 Common Stock Warrants, (iii) 1,662,374 shares of Common Stock issuable upon exercise of warrants issued in connection with the March 2025 Private Placement, which warrants we refer to as March 2025 Common Stock Warrants, and (iv) 495,540 shares of Common Stock issuable upon exercise of warrants issued in connection with the October 2024 Private Placement, which warrants we refer to as October 2024 Common Stock Warrants. All of the Series B Preferred Stock and Warrants held by the entities affiliated with Bleichroeder LP are subject to a Beneficial Ownership Limitation of 9.99%. Bleichroeder LP, Andrew Gundlach and Michael M. Kellen have voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Mr. Gundlach and Mr. Kellen are the portfolio managers of Bleichroeder LP and in such capacity has voting and dispositive power with respect to the shares. The address of 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.
(2)    Entities affiliated with Thomas Satterfield: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of (i) 1,000,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 127,759 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 127,759 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 127,759 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by A.G. Family L.P., a partnership managed by a general partner controlled by Mr. Satterfield, (ii) 666,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 85,172 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 85,172 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 85,172 shares of Common Stock issuable upon the exercise of Series C Warrants, within 60 days of January 15, 2026, in each case held by Tomsat Investment & Trading Co., Inc., a corporation wholly owned by Mr. Satterfield, and (iii) 333,333 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 42,586 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 42,586 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 42,586 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by Thomas A. Satterfield, Jr. TTEE Thomas A. Satterfield, Jr. 2021 Revocable Trust controlled by Mr. Satterfield. Excluded from the shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” due to beneficial ownership limitations are: (i) 872,241 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 872,241 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 872,241 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by A.G. Family L.P.; (ii) 581,495 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 581,495 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 581,495 shares of Common Stock issuable upon the exercise of Series C Warrants, within 60 days of January 15, 2026, in each case held by Tomsat Investment & Trading Co., Inc.; and (iii) 290,747 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 290,747 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 290,747 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by Thomas A. Satterfield, Jr. TTEE Thomas A. Satterfield, Jr., 2021 Revocable Trust. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” which consist of (i)

917,526 shares of Common Stock and (ii) 500,377 shares of Common Stock issuable upon exercise of outstanding pre-funded warrants. Excluded from the shares reported under “No Conversion” due to existing beneficial ownership limitations are (i) 125,561 shares of common stock issuable upon exercise of outstanding pre-funded warrants, (ii) 439,560 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants, (iii) 1,163,376 shares of common stock issuable upon exercise of March 2025 Common Stock Warrants, and (iv) 198,216 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants. All of the Series B Preferred Stock and Warrants held by the entities affiliated with Thomas Satterfield are subject to a Beneficial Ownership Limitation of 9.99%. The address of Mr. Satterfield and the entities controlled by Mr. Satterfield is 15 Colly Cove Drive, Gulf Breeze, FL 32561.
(3)    Armistice Capital: This information is based on a Schedule 13G/A filed with the SEC on August 14, 2025 by Armistice Capital and information known to us. Armistice Capital did not participate in the PIPE Financing. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of (i) 713,080 shares of common stock issuable upon exercise of March 2025 Common Stock Warrants, and (ii) 65,340 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Excluded from the shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” are 4,694,956 shares of common stock issuable upon exercise March 2025 Common Stock Warrants, and 430,200 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” which consist of 1,287,337 shares of Common Stock. The March 2025 Common Stock Warrants and October 2024 Common Stock Warrants held by Armistice Capital are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts Armistice Capital from exercising that portion of the March 2025 Common Stock Warrants and October 2024 Common Stock Warrants, respectively, that would result in Armistice Capital and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(4)     Marc Rubin: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of 26,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 26,667 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 26,667 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 26,667 shares of Common Stock issuable upon the exercise of Series C Warrants, in each case held by Dr. Rubin. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” which consist of 50,100 shares of Common Stock issuable upon exercise of options. Mr. Rubin has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock and Warrants held by Dr. Rubin are subject to a beneficial ownership limitation of 4.99%.
(5)    James E. Dentzer: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of 133,333 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 133,333 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 133,333 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 133,333 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026 in each case held by Mr. Dentzer. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” which consist of (i) 15,397 shares of Common Stock and (ii) 410,388 shares of Common Stock issuable upon exercise of options. Mr. Dentzer has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock and Warrants held by Mr. Dentzer are subject to a beneficial ownership limitation of 4.99%.

(6)    Ahmed Hamdy: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of 66,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 66,667 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 66,667 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 66,667 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026 in each case held by Dr. Hamdy. Dr. Hamdy has sole voting and dispositive power with respect to the shares held by him. All of the Preferred Stock and Warrants held by Dr. Hamdy are subject to a beneficial ownership limitation of 4.99%.
(7)    Jonathan Zung: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of 66,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 66,667 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 66,667 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 66,667 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by Dr. Zung. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrant” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrant” which consist of 75,036 shares of Common Stock issuable upon exercise of options. Dr. Zung has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock and Warrants held by Dr. Zung are subject to a beneficial ownership limitation of 4.99%.
(8)    Diantha Duvall: The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” consist of 66,666 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 66,666 shares of Common Stock issuable upon the exercise of Series A Warrants within 60 days of January 15, 2026, 66,666 shares of Common Stock issuable upon the exercise of Series B Warrants within 60 days of January 15, 2026, and 66,666 shares of Common Stock issuable upon the exercise of Series C Warrants within 60 days of January 15, 2026, in each case held by Ms. Duvall. The shares reported under “Full Conversion of Series B Preferred Stock/Exercise of Warrants” also include shares reported under “No Conversion of Series B Preferred Stock/Exercise of Warrants” which consist of (i) 11,041 shares of Common Stock and (ii) 99,377 shares of Common Stock issuable upon exercise of options. Ms. Duvall has sole voting and dispositive power with respect to the shares held by her. All of the Series B Preferred Stock and Warrants held by Ms. Duvall are subject to a beneficial ownership limitation of 4.99%.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	2,288,573	$16.84	849,565
Equity compensation plans not approved by security holders (3)	397,891	$15.26	N/A
Total	2,686,464	$16.59	849,565

(1)    The weighted average exercise price excludes restricted stock units, which do not have an exercise price.
(2)    Our 2010 Stock Incentive Plan was approved by our stockholders in June 2010, our Amended and Restated 2010 Plan was approved by our stockholders in May 2013, an amendment to increase the number of shares authorized for issuance under our Amended and Restated 2010 Plan was approved by our stockholders in May 2015, our Second Amended and Restated 2010 Plan was approved by our stockholders in May 2017, our Third Amended and Restated 2010 Plan was approved by our stockholders in May 2018, an amendment to increase the number of shares authorized for issuance under our Third Amended and Restated 2010 Plan was approved by our stockholders in May 2019, and a second amendment to increase the number of shares authorized for issuance under our Third Amended and Restated 2010 Plan was approved by our stockholders in June 2020. Our Fourth Amended and Restated 2010 Plan was approved by our stockholders in May 2021 to increase the number of shares authorized for issuance pursuant thereto to 1,159,500 (as adjusted for our 1-for-20 reverse stock split of our common stock effected on September 28, 2023). Our Fifth Amended and Restated 2010 Plan was approved by our stockholders in May 2024 to increase the number of shares authorized for issuance pursuant thereto to 2,101,600. Our Fifth Amended and Restated 2010 Plan, as amended was approved by our stockholders in May 2025 to increase the number of shares authorized for issuance pursuant thereto to 3,356,600. The 2010 Employee Stock Purchase Plan was approved by our stockholders in June 2010 and was amended to increase the number of shares authorized for issuance thereunder to 100,000 shares at our 2017 annual meeting of stockholders (as adjusted for our 1-for-20 reverse stock split of our common stock effected on September 28, 2023) and amended to increase the number of shares authorized for issuance thereunder to 500,000 shares at our 2024 annual meeting of stockholders.
(3)    Represents option awards granted to new employees outside of our stock incentive plans, each as a material inducement to such employee’s acceptance of employment. Each such grant was approved by our compensation committee pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) and disclosed in a press release. Inducement option awards have an exercise price equal to the closing price of our common stock on the date of the grant. Typically, such inducement stock option awards vest with respect to 25% of the shares underlying the award on the first anniversary of the employee’s date of hire, and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date.

OTHER MATTERS
No other business that will be presented for consideration at the Special Meeting other than that described above.
Stockholder Proposals for 2026 Annual Meeting
As previously discussed in our proxy statement filed with the SEC on April 10, 2025, proposals that a stockholder of Curis requests to be considered for inclusion in our proxy statement and proxy for the 2026 annual meeting of stockholders were due no later than December 11, 2025.
If a stockholder of Curis wishes to present a proposal at the 2026 annual meeting but has missed the deadline for inclusion in our proxy statement or does not wish to have the proposal considered for inclusion in our proxy statement, including with respect to the nomination of directors, such stockholder must also give written notice to our secretary at our offices, 128 Spring Street, Building C – Suite 500, Lexington, MA 02421. The secretary must receive such notice no later than February 19, 2026 and no earlier than January 20, 2026. However, if the date of the 2026 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2025 annual meeting, the secretary must receive such notice not earlier than the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2026 annual meeting and (B) the tenth day following the day on which notice of the date of the 2026 annual meeting is given or public disclosure of the date of the 2026 annual meeting is made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations, including the requirements of Rule 14a-19 under the Exchange Act.
Solicitation of Proxies
We will bear the costs of soliciting proxies. We have engaged Kingsdale Shareholder Services US LLC (“Kingsdale Advisors”), an independent proxy solicitation firm, to provide strategic advisory services and to solicit proxies on our behalf in connection with the Special Meeting. Kingsdale Advisors may solicit proxies personally, electronically or by telephone. We have agreed to pay Kingsdale Advisors a fee of approximately $15,000, plus costs and expenses, for these services. We have also agreed to indemnify Kingsdale Advisors and its employees against certain liabilities arising from or in connection with the engagement. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone at 1-866-581-0510 (toll free) or 1-917-765-1432 (call or text outside North America) or by email at contactus@kingsdaleadvisors.com. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
Householding of Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement if you write or call us at the following address or telephone number: 128 Spring Street, Building C – Suite 500, Lexington, MA 02421,

Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder (if the shares you own are held in “street name”), or you may contact us at the above address or telephone number.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST:    That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation.
SECOND: That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.
THIRD:     That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:
“FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $0.01 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $0.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 288,757,150 shares, consisting of 283,757,150 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”
IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ____ day of _______, 2026.

                 CURIS, INC.

By: Title:	James E. Dentzer President and Chief Executive Officer

A-1

APPENDIX B
CURIS, INC.
2026 INCENTIVE PLAN
1.    Purpose
The purpose of this 2026 Incentive Plan (the “Plan”) of Curis, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, a joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors (the “Board”).
2.    Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3.    Administration and Delegation
(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)    Appointment of Board Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board (or the Delegated Persons referred to in Section 3(c)) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee (or such Delegated Persons).
(c)    Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Board may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Awards (subject to any limitations under the Plan) to eligible service providers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix: (i) the maximum number of shares that may be issued pursuant to such resolution (which number shall include, for the avoidance of doubt, the maximum number of shares issuable upon exercise or settlement of Awards), (ii) the time period during which such Awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum consideration (if any) for which such Awards may be issued, and the minimum consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Awards to itself; and provided further, that no Delegated Person shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).
(d)    Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.
4.    Stock Available for Awards
(a)    Number of Shares; Share Counting.
(1)    Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A)    6,407,374 shares of Common Stock; plus
(B)    such additional number of shares of Common Stock (up to 3,474,867 shares) as is equal to sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s the Fifth Amended and Restated 2010 Stock Incentive Plan, as amended (the “Existing Plan”), that remain available for grant under the Existing Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan and the number of shares subject to awards granted under the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) (“Inducement Awards”), in either case that are outstanding as of the Effective Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code). To the extent a share subject to an award granted under the Existing Plan was counted as one share under the Existing Plan and is returned to this Plan, each applicable share reserve will be credited with one share. To the extent that a share subject to an award granted under the Existing Plan was counted as 1.3 shares under the Existing Plan and is returned to this Plan, each applicable share reserve will be credited with 1.3 shares; plus
(C)    an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2027 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2036, equal to the lesser of (i) 5% of the sum of (w) the number of outstanding shares of Common Stock on such date, (x) the number of shares of Common Stock issuable upon conversion of any outstanding shares of convertible preferred stock of the Company (without giving effect to any restrictions or limitations on conversion) on such date, (y) the number of shares of Common Stock issuable upon the exercise of pre-funded warrants (without giving effect to any restrictions or limitations on conversion) issued by the Company and outstanding as of such date, and (z) the number of shares subject to awards outstanding under the Existing Plan, the Plan or as Inducement Awards as of such date and (ii) an amount determined by the Board.
Awards in the form of Incentive Stock Options (as defined in Section 5(b)) may be granted with respect to a maximum of 25,000,000 shares of Common Stock.
(2)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):
(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided,

however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)    to the extent that an Award may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C)    if any Award expires or is terminated, surrendered or cancelled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D)    shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards; and
(E)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)    Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director for services as a director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director for services as a director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the

Company on behalf of any non-employee director in connection with regulatory compliance, any amounts paid or Awards made pursuant to a bona fide consulting agreement for services other than as a director, any amounts paid to a non-employee director as reimbursement of an expense and any financial statement expense associated with the modification of an outstanding award (whether or not granted under the Plan) shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
(c)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.
5.    Stock Options
(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Curis, Inc., any of Curis, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)    Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)    if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
(2)    if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or
(3)    if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures, or can use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.
The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)    in cash or by check, payable to the order of the Company;
(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;
(3)    to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;
(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6)    to the extent provided for in the applicable Option agreement or approved by the Board, by any combination of the above permitted forms of payment.

(g)    Repricing. The Board may, without stockholder approval, (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board), and (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company stock is listed or traded (the “Exchange”).
(h)    No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)    No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6.    Stock Appreciation Rights
(a)    General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value (as defined in Section 5(c)) of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)    Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)    Repricing. The Board may, without stockholder approval, (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board), and (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
(f)    No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g)    No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7.    Restricted Stock; RSUs
(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis (“RSUs”).
(b)    Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)    Additional Provisions Relating to Restricted Stock.

(1)    Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2)    Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to such Participant’s Designated Beneficiary (as defined below).
(d)    Additional Provisions Relating to RSUs.
(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.
(2)    Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3)    Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8.    Other Stock-Based and Cash-Based Awards
(a)    General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of, or in satisfaction of, compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c)    Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9.    Performance Awards.
(a)    Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)    Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; (xiii) achievement of environmental, social, or governance objectives, and/ or (xiv) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of: (1) extraordinary items; (2) gains or losses on the dispositions of discontinued operations; (3) the cumulative effects of changes in accounting principles; (4) the write down of any asset; (5) fluctuation in foreign currency exchange rates; (6) charges for restructuring and rationalization programs; (7) non-cash, mark-to-market adjustments on derivative instruments; (8) amortization of purchased intangibles; (9) the net impact of tax rate changes; (10) non-cash asset impairment charges; and (11) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works; and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c)    Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.
(d)    Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(i), and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(1) and 8(c), as applicable.
10.    Adjustments for Changes in Common Stock and Certain Other Events
(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of shares available under the Plan and the number and class of securities available for grant as Incentive Stock Options under the Plan, (ii) the share counting rules 4(a), (iii) the number, class, exercise, measurement or purchase price and any other per-share related provisions of shares subject of each outstanding Award, and (iv) any performance goals applicable to an Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)    Reorganization Events.
(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement, another agreement between the Company and the Participant or another Company plan):
(i) provide that Awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
(ii) upon written notice to a Participant, provide that unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;
(iii) provide that Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;
(iv) make or provide for a payment, in such form (which may include, without limitation, cash, cash equivalents and/or securities of the acquiring or succeeding corporation (or an affiliate thereof)) as may be determined by the Board, to Participants with respect to an Award held by a Participant equal in value to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the amount of cash and/or value, as determined by the Board in its discretion, of any non-cash consideration per share of Common Stock to be received by holders of Common Stock as a result of the Reorganization Event (the “Acquisition Price”) over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided that any escrow, holdback, earn-out or similar provisions in the definitive agreement governing the Reorganization Event may, as determined by the Board, apply to such payment to the same extent and in the same manner as such provisions apply to holders of Common Stock, and provided further that if the Acquisition Price does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor;
(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and
(vi) any combination of the foregoing.
In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)    Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)    For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(D)    The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.
(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
(c)    Change in Control Events.
(1)    Definitions.

(A)    A “Change in Control Event” shall mean the occurrence of any of the following events, provided that, to the extent necessary to comply with Section 409A of the Code, such event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation Sections 1.409A-3(i)(5)(v), (vi) and (vii): (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (iv) the liquidation or dissolution of the Company.
(B)    “Good Reason” shall mean a significant diminution in the Participant’s duties, authority, or responsibilities from and after the Change in Control Event, as the case may be, or a significant reduction in the base compensation payable to the Participant from and after the Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six months following the Company’s receipt of such notice.
(C)    “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform such Participant’s material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.
(2)    Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.
(3)    Effect on Restricted Stock. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, the vesting schedule of Restricted Stock shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule applicable to such Restricted Stock, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, the Restricted Stock shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.
(4)    Effect on RSUs. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any RSUs or any other agreement between a Participant and the Company, the vesting schedule of all unvested RSUs shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested under such RSUs on any date after the date of the Change in Control Event shall immediately become vested and free from forfeiture. Subject to the following sentence, the remaining one-half of the shares subject to such RSUs shall continue to vest and become free from forfeiture in accordance with the original schedule applicable to such RSUs, with one-half of the number of shares subject to such RSUs that would otherwise have become vested and free from forfeiture on each subsequent vesting date in accordance with the original schedule becoming vested free from forfeiture on each subsequent vesting date. In addition, the RSUs shall immediately become vested and free from forfeiture if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation. Notwithstanding the foregoing, if any such RSUs are subject to Section 409A, the treatment of the RSU in connection with the Change in Control shall be as specified in the applicable instrument evidencing such RSU, or, to the extent not so specified, shall be the treatment specified in this Section 10(c)(4) to the extent permitted by Section 409A.
(5)    Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award agreement at the time of the grant of the Award the effect of a Change in Control Event on any SAR and Other Stock-Based Award.
11.    General Provisions Applicable to Awards
(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)    Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)    Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).
(h)    Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12.    Miscellaneous
(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares.
(c)    Clawback. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future, including without limitation Curis, Inc.’s Dodd-Frank Compensation Recovery Policy adopted in accordance with stock exchange listing requirements (or any successor policy). The Participant agrees that in the event it is determined in accordance with any such policy that any Award granted under the Plan (including any dividends, Unvested Dividends or Dividend Equivalents paid with respect thereto), any shares of Common Stock issued upon exercise or settlement thereof (including securities or other property received therefor), or any other proceeds from the exercise or settlement of such Award or the sale of such shares of Common Stock or any other compensation subject to such policy must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.
(d)    Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(e)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(e) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(f)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(g)    Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with such Participant’s employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(h)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in the capacity of a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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V83592-S30773

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CURIS, INC.

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CURIS, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held March 17, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

V83593-S30773

CURIS, INC.
Special Meeting of Stockholders
March 17, 2026 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefore, and revoking all prior proxies, hereby appoint(s) James E. Dentzer and Diantha Duvall, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Curis, Inc. (the "Company") to be held online on Tuesday, March 17, 2026, at 11:00 AM Eastern Time, at www.virtualshareholdermeeting.com/CRIS2026SM, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. The shares represented by this proxy will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors.** Virtual attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing. **WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.**

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